Exhibit 99.(h)(7)(B)

AMERICAN BEACON FUNDS

A CLASS

DISTRIBUTION PLAN

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the American Beacon Funds A Class Distribution Plan, the following Funds have adopted the American Beacon Funds A Class Distribution Plan:

American Beacon Acadian Emerging Markets Managed Volatility Fund
American Beacon AHL Managed Futures Strategy Fund
American Beacon Bahl & Gaynor Small Cap Growth Fund
American Beacon Balanced Fund
American Beacon Bridgeway Large Cap Growth Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Crescent Short Duration High Income Fund
American Beacon Flexible Bond Fund
American Beacon GLG Total Return Fund
American Beacon Global Evolution Frontier Markets Income Fund
American Beacon Grosvenor Long/ Short Fund
American Beacon International Equity Fund
American Beacon Ionic Strategic Arbitrage Fund
American Beacon Large Cap Value Fund
American Beacon Mid-Cap Value Fund
American Beacon SGA Global Growth Fund
American Beacon SiM High Yield Opportunities Fund
American Beacon Small Cap Value Fund
American Beacon Sound Point Floating Rate Income Fund
American Beacon Stephens Mid-Cap Growth Fund
American Beacon Stephens Small Cap Growth Fund
American Beacon The London Company Income Equity Fund
American Beacon TwentyFour Strategic Income Fund
American Beacon Zebra Small Cap Equity Fund

Dated:   August 22, 2018